Exhibit 10.21

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EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE JOHNS HOPKINS UNIVERSITY

&

UNITY BIOTECHNOLOGY, INC.

JHU Agreement: A30652

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is entered into by and between THE JOHNS HOPKINS UNIVERSITY, a Maryland corporation having an address at 3400 N. Charles Street, Baltimore, Maryland, 21218-2695 (“JHU”) and Unity Biotechnology, Inc., a Delaware corporation having an address at 3280 Brisbane Blvd, Brisbane CA 94005 (“Company”), with respect to the following:

RECITALS

WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new processes, but is without capacity to commercially develop, manufacture, and distribute any such products or processes; and

WHEREAS, a valuable invention entitled “Improvement of Cartilage Tissue Forming Ability by Clearance of Senescent Cells” (JHU Ref. # C13890) was developed during the course of research conducted by Drs. Jennifer Elisseeff, Okhee Jeon Chaekyu Kim, and Sona Rathod (all hereinafter, “Inventors”); and

WHEREAS, JHU has acquired through assignment all rights, title and interest, with the exception of certain retained rights by the United States Government, in its interest in said valuable inventions; and

WHEREAS, Company desires to obtain certain rights in such inventions as herein provided, and to commercially develop, manufacture, use and distribute products and processes based upon or embodying said valuable inventions throughout the world.

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

All references to particular Exhibits, Articles or Paragraphs shall mean the Exhibits to, and Paragraphs and Articles of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits hereto, the following words and phrases shall have the following meanings:

1.1 “AFFILIATED COMPANY” as used herein in either singular or plural shall mean any corporation, company, partnership, joint venture or other entity, which controls, is controlled by or is under common control with Company. For purposes of this Paragraph 1.1, control shall mean the direct or indirect ownership of at least fifty percent (50%).

1.2 “EFFECTIVE DATE” of this License Agreement shall mean the date the last party hereto has executed this Agreement.

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1.3 “EXCLUSIVE LICENSE” shall mean a grant by JHU to Company of its entire right and interest in the PATENT RIGHTS subject to rights retained by the United States Government, if any, in accordance with the Bayh-Dole Act of 1980 (established by P.L. 96-517 and amended by P.L. 98-620, codified at 35 USC § 200 et. seq. and implemented according to 37 CFR Part 401), and subject to the retained right of JHU to practice for its and The Johns Hopkins Health Systems’ non-commercial academic research and teaching purposes the PATENT RIGHTS, including the ability to distribute any biological material disclosed and/or claimed in PATENT RIGHTS for nonprofit non-commercial academic research use to non-commercial entities as is customary in the scientific community.

1.4 “KNOW-HOW AND MATERIALS” shall mean JHU’s interest in proprietary materials, information, records, and data developed by Inventors and in the custody and control of JHU that are supplied to the LICENSEE by JHU on or before or after the EFFECTIVE DATE of this Agreement directly related to the use of and practice of PATENT RIGHTS. Provided, however, that although JHU may supply additional KNOW HOW AND MATERIALS after the EFFECTIVE DATE, JHU shall have no obligation to do so unless specifically and clearly stated in this Agreement.

1.5 “LICENSED FIELD” shall mean all fields of use.

1.6 “LICENSED PRODUCT(S)” as used herein in either singular or plural shall mean any material, compositions, drug, or other product, the manufacture, use or sale of which by Company, AFFILIATED COMPANIES and/or SUBLICENSEES would constitute, but for the license granted to Company pursuant to this Agreement, an infringement of a VALID CLAIM of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe).

1.7 “NEOCHONDROGENESIS CLAIM” shall mean a VALID CLAIM of the PATENT RIGHTS that claims a method for treatment of cartilage defects resulting from osteoarthritis through the administering of a senolytic agent to induce neochondrogenesis.

1.8 “NET SALES” shall mean gross sales revenues and fees actually received by Company, AFFILIATED COMPANY and SUBLICENSEES from the sale of ROYALTY PRODUCT(S) less (i) trade, quantity or cash discounts allowed, (ii) refunds, credits or allowances for returns, rejections and recalls; (iii) rebates and chargebacks, (iv) sales, use or other taxes and tariffs, duties or other charges levied by a governmental entity on the production, sale, delivery or use of ROYALTY PRODUCT(S), and (iv) packing, freight, shipping and insurance charges.

In the event that Company, AFFILIATED COMPANY or SUBLICENSEE sells a ROYALTY PRODUCT as part of a combination, then:

(i) in the event that Company, AFFILIATED COMPANY or SUBLICENSEE sells in a particular country during a particular year a ROYALTY PRODUCT together with other non-therapeutic ingredients or substances or as part of a kit, and Company or AFFILIATED COMPANY also sells such ROYALTY PRODUCT in such country in such year separately the NET SALES for purposes of royalty payments shall be based on the sales revenues and fees that would be received from the separate sale of the same quantity of ROYALTY PRODUCT as is contained in the combination.

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(ii) in the event that Company, AFFILIATED COMPANY or SUBLICENSEE sells, in a particular country during a particular year, a ROYALTY PRODUCT for therapeutic purposes in combination with a therapeutically active ingredient which is not a LICENSED PRODUCT (“Other Items”), the NET SALES for purposes of royalty payments shall be calculated as follows:

(a) If all ROYALTY PRODUCTS and Other Items contained in the combination are available separately in the particular country during such year, the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by the fraction A/A+B, where A is the separately available price of all ROYALTY PRODUCTS in the combination in the particular country during such year, and B is the separately available price for all Other Items in the combination in the particular country during such year.

(b) If a ROYALTY PRODUCT or Other Item contained in the combination is not sold separately in the particular country during such year, the parties agree to negotiate a reduction in the royalty rate to reflect the fair value that the ROYALTY PRODUCT attributed to the overall product sold.

The term “Other Items” does not include solvents, diluents, carriers, excipients, buffers or the like used in formulating a product.

(c) In no event shall Company apply the credit in both paragraphs above to the same sale of a LICENSED PRODUCT.

In the event that Company enters into a sublicense agreement hereunder, and receives payments based upon the SUBLICENSEE’s sales of ROYALTY PRODUCTS, Company may upon consent of JHU, which consent shall not be unreasonably withheld, substitute the definition of “net sales” used in said sublicense agreement by the SUBLICENSEE to calculate payments to Company in place of the foregoing definition of “NET SALES” for purposes of calculating royalties payable to JHU on such SUBLICENSEE’s sales under such sublicense agreement. For clarity, JHU shall be entitled to withhold its consent to any proposed alteration to the definition of “net sales” that would materially alter the royalty payments due to JHU on the applicable SUBLICENSEE’s sales of ROYALTY PRODUCTS.

1.9 “PARTNERSHIP PROCEEDS” shall mean consideration received by Company to the extent attributable to a grant of a sublicense under the PATENT RIGHTS with respect to a ROYALTY PRODUCT, including licensing fees, equity investments above fair market value, and any other sublicensing revenue received by Company to the extent attributable to a grant of a sublicense under the PATENT RIGHTS with respect to a ROYALTY PRODUCT, but specifically excluding consideration received: (i) as royalties for sales of products, (ii) payments for the occurrence of specified development, regulatory or commercialization milestones, (iii) for the performance of or reimbursement for research or activities performed by or on behalf of

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Company, (iv) for the sale of capital stock or other equity interests in Company, (v) as reimbursement for costs incurred by Company (e.g., patent costs), (vi) for grants of rights to technology other than PATENT RIGHTS, (vii) for the supply of ROYALTY PRODUCTS, or other products, materials to such SUBLICENSEE, and (viii) for the sale of substantially all of the business or assets of Company, whether by merger, sale of stock, sale of assets or otherwise.

1.10 “PATENT RIGHTS” shall mean the patent application listed in EXHIBIT D together with any subsequently filed patent applications owned by JHU that claim inventions made in the laboratory of Inventor, Dr. Jennifer Elisseeff, prior to the Effective Date, which inventions arose from the use of funds provided by Company and pertain to the mechanisms by which senescent cells give rise to aging and/or disease, and all continuations, divisions, continuations-in- part and continued prosecution applications with respect to any of the foregoing, all patents issuing from such patent applications, and all reissues, renewals, reexaminations, extensions and supplemental protection certificates thereof, and any corresponding foreign patent applications, and any patents, or other equivalent foreign patent rights issuing, granted or registered thereon.

1.11 “ROYALTY PRODUCT” shall mean a LICENSED PRODUCT sold for treatment of osteoarthritis pursuant to a marketing approval from the FDA, European Medicines Agency or comparable foreign regulatory authority.

1.12 “ROYALTY TERM” shall mean with respect to a particular ROYALTY PRODUCT, the period commencing on the first commercial sale of such ROYALTY PRODUCT and continuing on a country-by-country basis, until the earlier of (i) such time as neither the manufacture, sale nor use of such ROYALTY PRODUCT would infringe a VALID CLAIM in the country in which such ROYALTY PRODUCT is sold, and (ii) such time as there is no U.S. or EP patent within the PATENT RIGHTS containing a NEOCHONDROGENESIS CLAIM.

1.13 “SUBLICENSEE(S)” as used herein in either singular or plural shall mean any person or entity other than an AFFILIATED COMPANY to which Company or an AFFILIATED COMPANY has granted a sublicense under this Agreement.

1.14 “VALID CLAIM” shall mean either: (a) a claim of an issued and unexpired patent included within the PATENT RIGHTS which has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reexamination, reissue, disclaimer or otherwise; or (b) a claim of a pending patent application included within the PATENT RIGHTS, which claim has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application, and has been pending for less than five (5) years from the date such claim takes priority, unless and so long as the claim is still being pursued with reasonable diligence, in which case less than seven (7) years; in each case to the extent such pending claim has not been (i) canceled, (ii) withdrawn from consideration, (iii) finally determined to be unallowable by the applicable governmental authority (and from which no appeal is or can be taken), or (iv) abandoned. Determination of whether a claim of any patent

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within the PATENT RIGHTS is a VALID CLAIM shall be made on a country-by-country or jurisdiction-by- jurisdiction basis and shall be based solely on the decisions of the patent office and/or the courts having jurisdiction within that particular country or jurisdiction. For purposes of this Agreement, any decision adverse to the PATENT RIGHTS in a particular country or jurisdiction shall not affect said PATENT RIGHTS in any other country or jurisdiction.

ARTICLE 2

LICENSE GRANT

2.1 Grant. Subject to the terms and conditions of this Agreement, JHU hereby grants to Company

(i) a world-wide EXCLUSIVE LICENSE to research, have researched, develop, have developed, make, have made, use, have used, import, have imported, offer for sale, have offered for sale, sell and have sold the LICENSED PRODUCT(S) in the United States and worldwide under the PATENT RIGHTS in the LICENSED FIELD, and

(ii) a world-wide nonexclusive license to use the KNOW HOW AND MATERIALS in the LICENSED FIELD.

This Grant shall apply to the Company and any AFFILIATED COMPANY. If any AFFILIATED COMPANY exercises rights under this Agreement, such AFFILIATED COMPANY shall be bound by all terms and conditions of this Agreement, including but not limited to indemnity and insurance provisions and royalty payments, which shall apply to the exercise of the rights, to the same extent as would apply had this Agreement been directly between JHU and the AFFILIATED COMPANY. In addition, Company shall remain fully liable to JHU for all acts and obligations of AFFILIATED COMPANY such that acts of the AFFILIATED COMPANY shall be considered acts of the Company. KNOW HOW AND MATERIALS may be transferred by JHU to Company from time-to-time, provided that it is understood that JHU shall not be obligated to make any such transfers.

2.2 Sublicense. Company may grant and authorize sublicenses through multiple tiers under the licenses granted to it pursuant to Paragraph 2.1, subject to the terms and conditions of this Paragraph 2.2. As a condition to its validity and enforceability, each sublicense agreement shall: (a) reference and give recognition to this Agreement, (b) be consistent with the terms, conditions and limitations of this Agreement, (c) name JHU as an intended third party beneficiary of the obligations of SUBLICENSEE with respect to provisions to be included in the sublicense agreement for JHU’s benefit in accordance with subsection (d) below, in each case without imposition of obligation or liability on the part of JHU or its Inventors to the SUBLICENSEE, and (d) specifically incorporate Paragraphs 6.2 “Representations by JHU”, 7.1 “Indemnification”, 10.1 “Use of Name”, 10.4 “Product Liability” into the body of the sublicense agreement, and cause the terms used in therein to have the same meaning as in this Agreement, provided that notwithstanding the terms of Paragraph 10.4, SUBLICENSEE, if it is an organization with a market capitalization in excess of [***] US Dollars (USD$[***]), may self insure so long as SUBLICENSEE represents and warrants that it is self insured for potential amounts payable pursuant to obligations under this Agreement, shall have the right to self-insure to the extent consistent with its normal business practices. Company shall provide to JHU a copy

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of each fully executed sublicense agreement, within thirty (30) days of execution by both Company and proposed SUBLICENSEE, provided that Company may redact from such copy any confidential terms that are not necessary to determine compliance with this Agreement. To the extent that any terms, conditions or limitations of any sublicense agreement are inconsistent with this Agreement, those terms, conditions and limitations are null and void against JHU.

2.3 Government Rights. The United States Government may have acquired a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the inventions described in PATENT RIGHTS throughout the world. To the extent that the inventions claimed in the PATENT RIGHTS were funded by grants, awards or contracts with the United States government, the rights granted herein are additionally subject to: (i) the requirement that any LICENSED PRODUCT(S) produced for use or sale within the United States shall be substantially manufactured in the United States (unless a waiver under 35 USC § 204 or equivalent is granted by the appropriate United States government agency), (ii) the right of the United States government to require JHU, or its licensees, including Company, to grant sublicenses to responsible applicants on reasonable terms when necessary to fulfill health or safety needs, and, (iii) other rights acquired by the United States government under the laws and regulations applicable to the grant/contract award under which the inventions were made.

ARTICLE 3

FEES, ROYALTIES & PAYMENTS

3.1 Minimum Annual Royalties. Company shall pay to JHU minimum annual royalties as set forth in Exhibit A. These minimum annual royalties shall be due, without invoice from JHU, within sixty (60) days of December 31 of each year, commencing with December 31, 2020 Running royalties accrued under Paragraph 3.2 and milestones accrued under Paragraph 3.5 and paid to JHU during each calendar year, commencing with calendar year 2020 shall be credited against the minimum annual royalties due at the end of such calendar year.

3.2 Running Royalties. Company shall pay to JHU a running royalty in accordance with Exhibit A for each ROYALTY PRODUCT sold by Company, AFFILIATED COMPANIES and SUBLICENSEES during the ROYALTY TERM. Such payments shall be made quarterly, as set forth in subsection 5.1(a). All non-US taxes related to LICENSED PRODUCT(S) sold under this Agreement shall be paid by Company and shall not be deducted from royalty or other payments due to JHU, but shall be deducted from gross sales revenues in the calculation of NET SALES to the extent such taxes have been included in gross sales revenues and fees. JHU shall be responsible for paying any and all taxes (other than withholding taxes or deduction of tax at source required by applicable law to be paid by Company) levied on it by account of its receipt of any payments it receives under this Agreement. If applicable laws require that taxes be withheld or deducted at source from any amounts due to JHU under this Agreement, the Company shall (a) deduct these taxes from the remittable amount, (b) pay the taxes to the proper taxing authority, and (c) deliver to JHU a statement including the amount of tax withheld and justification therefor, and such other information as may be necessary for tax credit purposes. Company shall cooperate with JHU in any action by JHU for a refund of such taxes withheld.

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In order to insure JHU the full royalty payments contemplated hereunder, Company agrees that in the event any ROYALTY PRODUCT(S) shall be sold by the Company to an AFFILIATED COMPANY, by an AFFILIATED COMPANY to the Company, or among AFFILIATED COMPANIES the royalties to be paid hereunder for such LICENSED PRODUCT(S) shall be based upon the greater of: 1) the NET SALES at which the purchaser of ROYALTY PRODUCT(S) resells such product to the end user, or 2) the NET SALES of ROYALTY PRODUCT(S) paid by the purchaser (either COMPANY or AFFILIATED COMPANY in this case). Notwithstanding the foregoing, no royalties shall be payable under this Paragraph 3.2 with respect to sales of ROYALTY PRODUCT(S) for use in research and/or development, in clinical trials or as samples.

In the event that consideration in lieu of money is received by Company, an AFFILIATED COMPANY or SUBLICENSEE from the sale of LICENSED PRODUCT(S), the fair market value of such consideration shall be included in the determination of NET SALES for such sale. Such fair market value shall be determined by the Company or AFFILIATED COMPANY, as applicable, in good faith.

3.3 Partnership Proceeds. In addition to the running royalty as set forth under Paragraph 3.2, Company shall pay to JHU a percentage of PARTNERSHIP PROCEEDS as set forth in Exhibit A. This percentage of PARTNERSHIP PROCEEDS shall be due, without the need for invoice from JHU, within sixty (60) days after the end of each calendar quarter in which PARTNERSHIP PROCEEDS are received.

3.4 Equity. Within thirty (30) days of achievement of the triggering events described in Exhibit A and subject to JHU’s execution and delivery to Company of a Stock Issuance Agreement in substantially the form attached hereto as Exhibit E, Company shall issue to JHU the number of shares of Company common stock as set forth in Exhibit A (which number of shares shall be subject to adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar action impacting Company’s capitalization as further described in the Stock Issuance Agreement).

3.5 Milestones. Company shall pay to JHU the development and sales milestones as set forth in Exhibit A. Development milestones shall be due, without invoice from JHU, within sixty (60) days of achievement of such milestone. Sales milestones shall be due, without invoice from JHU, within ninety (90) days following the close of the calendar year in which they are achieved.

3.6 Patent Reimbursement. In the event Company licenses JHU Owned Patent Rights, Company will reimburse JHU for the costs associated with preparing, filing, maintaining and prosecuting JHU Owned Patent Rights both incurring before the EFFECTIVE DATE and thereafter for the TERM of this AGREEMENT. Company will reimburse within sixty (60) days of the receipt of invoice from JHU, for all such costs.

3.7 Form of Payment. All payments under this Agreement shall be made in U.S. Dollars by either check or wire transfer.

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3.8 Payment Information. All check payments from Company to JHU shall be sent to:

Director

Johns Hopkins Technology Ventures

The Johns Hopkins University

100 N. Charles Street, 5th Floor

Baltimore, MD 21201

Attn: JHU Agrmt# A30652

or such other addresses which JHU may designate in writing from time to time. Checks are to be made payable to “The Johns Hopkins University”. Wire transfers may be made through:

[***]

(JHU Agrmt. #A30652)

Attn: Financial Manager

Company shall be responsible for any and all costs associated with wire transfers.

Via ACH

Johns Hopkins University Central Lockbox

[***]

3.9 Late Payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the annual rate of the sum of (a) two percent (2%) plus (b) the prime interest rate quoted by The Wall Street Journal on the date said payment is due, the interest being compounded on the last day of each calendar quarter, provided however, that in no event shall said annual interest rate exceed the maximum legal interest rate for corporations. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of JHU to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this Agreement as set forth in Paragraph 9.2, subject to the cure provisions set forth therein.

ARTICLE 4

PATENT PROSECUTION, MAINTENANCE, & INFRINGEMENT

4.1 Prosecution & Maintenance.

(a) Company shall be responsible, at its expense, for filing, prosecuting and maintaining all jointly owned patents and patent applications within the PATENT RIGHTS (“JOINTLY OWNED PATENT RIGHTS”) using counsel of its choice. Company shall have control over all patent matters in connection with the JOINTLY OWNED PATENT RIGHTS, provided however, that Company shall (i) cause its patent counsel to timely copy JHU on all correspondence regarding strategy, filing and prosecution of all patents and patent applications within the JOINTLY OWNED PATENT RIGHTS, between Company’s patent counsel and any

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patent office, including without limitation all official actions and written correspondence with any patent office, and (ii) allow JHU an opportunity to comment and advise Company in advance of any patent filings or major prosecution events. Notwithstanding the foregoing, if JHU disagrees with Company regarding the prosecution strategy Company is pursuing with respect to a NEOCHONDROGENESIS CLAIM and the parties are unable to resolve such disagreement despite their using good faith efforts to do so, JHU shall have the right to refer such dispute to a mutually selected neutral third party for resolution. Company shall reasonably consider all comments and advice provided by JHU. If at any time Company determines that it does not wish to file a patent application in any particular country or to pay the expenses associated with prosecuting or maintaining any patent application or patent within the JOINTLY OWNED PATENT RIGHTS in any particular country, Company shall provide JHU with written notice at least thirty (30) days in advance of any filing or response deadline, or fee due date. Upon such notification, JHU may file, prosecute, and/or maintain such patent applications or patent in such country at its own expense. If JHU elects to exercise its back-up rights under the preceding sentence to file, prosecute or maintain any patent application or patent within JOINTLY OWNED PATENT RIGHTS in a Major Country, Company’s license with respect to such patent applications or patent shall terminate in such country. As used in this subsection 4.1(a), “Major Country” shall mean the United States, Canada, United Kingdom, France, Germany, Italy, Spain, Australia and Japan.

(b) JHU, at Company’s expense, shall file, prosecute and maintain all patents and patent applications within the PATENT RIGHTS that are solely owned by JHU (“JHU OWNED PATENT RIGHTS”) using counsel of JHU’s choice reasonably acceptable to Company and, subject to the terms and conditions of this Agreement, Company shall be licensed thereunder. Title to all such patents and patent applications shall reside in JHU. JHU shall have control over all patent matters in connection with the JHU OWNED PATENT RIGHTS, provided however, that JHU shall (i) cause its patent counsel to timely copy Company on all correspondence regarding strategy, filing and prosecution of all patents and patent applications within the PATENT RIGHTS, between JHU’s patent counsel and JHU and/or any patent office, including without limitation all official actions and written correspondence with any patent office, and (ii) allow Company an opportunity to comment and advise JHU in advance of any patent filings or major prosecution events. JHU shall consider and reasonably incorporate all comments and advice unless detrimental to JHU’s intellectual property rights. By concurrent written notification to JHU and its patent counsel at least thirty (30) days in advance (or later at JHU’s discretion) of any filing or response deadline, or fee due date, Company may elect not to have a patent application filed in any particular country or not to pay expenses associated with prosecuting or maintaining any patent application or patent, provided that Company pays for all costs incurred up to JHU’s receipt of such notification. Failure to provide such notification can be considered by JHU to be Company’s authorization to proceed at Company’s expense. Upon such notification, JHU may file, prosecute, and/or maintain such patent applications or patent in such country at its own expense and for its own benefit, and in the event the affected patent applications or patents are in a Major Country, the rights or license granted hereunder held by Company, AFFILIATED COMPANIES or SUBLICENSEE(S) relating to such patent applications or patent shall terminate in such Major Country.

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4.2 Notification. Each party will notify the other promptly in writing when any infringement by another is uncovered or suspected.

4.3 Infringement. Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and, if such enforcement action is against a COMPETING PRODUCT, shall at all times keep JHU informed as to the status thereof. Before Company commences an action with respect to any infringement of such patents, Company shall give careful consideration to the views of JHU and to potential effects on the public interest in making its decision whether or not to sue. Thereafter, Company may, at its own expense, institute suit against any such infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Paragraph 4.5. If required by law, JHU shall permit action under this Paragraph to be brought in its name, including being joined as party-plaintiff. However, no settlement, consent judgment or other voluntary final disposition of the suit against a COMPETING PRODUCT that concedes the invalidity or unenforceability of any patent within PATENT RIGHTS may be entered into without the prior written consent of JHU, which consent shall not be unreasonably withheld. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at Company’s expense. Company may delegate its right to enforce the PATENT RIGHTS under this Paragraph 4.3 to AFFILIATED COMPANIES or SUBLICENSEES, provided that such AFFILIATED COMPANIES and SUBLICENSEES agree to comply with the applicable terms of this Paragraph 4.3.

If within ninety (90) days following a request by JHU that Company take action to abate any commercially significant infringement of a patent within the JHU OWNED PATENT RIGHTS by a COMPETING PRODUCT, such infringing activity has not been abated and if Company has not brought suit against the infringer or begun negotiations regarding the terms under which Company would grant a sublicense to the infringer, then JHU may, in its sole judgment and at its own expense, take steps to enforce any patent within the JHU OWNED PATENT RIGHTS against such COMPETING PRODUCT and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom. However, no settlement, consent judgment or other voluntary final disposition of the suit that concedes the invalidity or unenforceability of any patent within PATENT RIGHTS may be entered into without the prior written consent of Company, which consent shall not be unreasonably withheld. As used in this Article 4, “COMPETING PRODUCT” means a product for treatment of osteoarthritis sold by a third party without authorization from Company, the manufacture, use or sale of which would infringe one or more claims of an issued valid patent within the PATENT RIGHTS.

4.4 Patent Invalidity Suit. If a declaratory judgment action is brought naming Company as a defendant and alleging invalidity of any of the JHU OWNED PATENT RIGHTS, JHU may elect to take over the sole defense of the action at its own expense. Each Party shall cooperate fully with the other in connection with any such action.

4.5 Recovery. In the event of a recovery by Company pursuant to any enforcement action brought by Company under Paragraph 4.3 against a COMPETING PRODUCT, Company

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shall, to the extent that there is at the time such recovery is obtained a pending or issued NEOCHONDROGENSIS CLAIM, pay to JHU [***] percent ([***]%) of the recovery, net of all reasonable costs and expenses associated with each suit or settlement. If the cost and expenses of such action exceed the recovery, then [***] ([***]) of the excess shall be credited against royalties payable by Company to JHU hereunder in connection with sales of ROYALTY PRODUCTS covered in the PATENT RIGHTS which are the subject of the infringement suit, in the country of such legal proceedings, provided, however, that any such credit under this Paragraph shall not exceed [***] percent ([***]%) of the royalties otherwise payable to JHU with regard to sales in the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.

4.6 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

ARTICLE 5

OBLIGATIONS OF THE PARTIES

5.1 Reports. Company shall provide to JHU the following written reports according to the following schedules.

(a) Company shall provide quarterly Royalty Reports, substantially in the format of Exhibit B and due within sixty (60) days of the end of each calendar quarter following the first commercial sale of a ROYALTY PRODUCT by Company, an AFFILIATED COMPANY or a SUBLICENSEE(S). Royalty Reports shall disclose (i) the amount of ROYALTY PRODUCT(S) sold, the total NET SALES of such ROYALTY PRODUCT(S) received by Company, AFFILIATED COMPANIES and SUBLICENSEES, and the running royalties due to JHU as a result of NET SALES by Company and AFFILIATED COMPANIES thereof, and (ii) the amount of PARTNERSHIP PROCEEDS received and the percentage thereof payable to JHU pursuant to Paragraph 3.3. Payment of any such royalties and percentage of PARTNERSHIP PROCEEDS due shall accompany such Royalty Reports.

(b) Until Company, an AFFILIATED COMPANY or a SUBLICENSEE(S) has achieved a first commercial sale of a LICENSED PRODUCT, or received FDA market approval, Company shall provide semiannual Diligence Reports, due within sixty (60) days of the end of every June and December following the EFFECTIVE DATE of this Agreement. These Diligence Reports shall describe Company’s, AFFILIATED COMPANIES’ and any SUBLICENSEE(S)’s technical efforts towards meeting its obligations under the terms of this Agreement.

(c) Company shall provide Annual Reports within sixty (60) days of the end of every December following the EFFECTIVE DATE of this Agreement. Annual Reports shall include:

(i) evidence of insurance as required under Paragraph 10.4, or, a statement of why such insurance is not currently required, and

(ii) identification of all AFFILIATED COMPANIES which have exercised rights pursuant to Paragraph 2.1, or, a statement that no AFFILIATED COMPANY has exercised such rights, and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) notice of all FDA approvals of any LICENSED PRODUCT(S) obtained by COMPANY, AFFILIATED COMPANY or SUBLICENSEE, the patent(s) or patent application(s) licensed under this Agreement upon which such product is based, and the commercial name of such product, or, in the alternative, a statement that no FDA approvals have been obtained.

5.2 Records. Company shall make and retain, for a period of three (3) years following the period of each report required by Paragraph 5.1, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 5.1. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. Company shall permit the inspection of such records, files and books of account by an independent certified public accountant selected by JHU and acceptable to Company in its reasonable judgment during regular business hours upon ten (10) business days’ written notice to Company. Such inspection shall not be made more than once each calendar year. All costs of such inspection shall be paid by JHU, provided that if any such inspection shall reveal that an error in Company’s favor has been made in the amount of payments hereunder for any calendar year equal to [***] percent ([***]%) or more of such payments, such costs shall be borne by Company.

5.3 Commercially Reasonable Efforts. Company shall exercise commercially reasonable efforts to develop and to introduce the LICENSED PRODUCT(S) into the commercial market, through itself, its AFFILIATED COMPANIES and/or its SUBLICENSEE(S), consistent with sound and reasonable business practice and judgment.

Following the introduction of a LICENSED PRODUCT into the commercial market, and until the expiration or termination of this Agreement, Company shall endeavor to keep LICENSED PRODUCT(S) reasonably available to the public consistent with sound and reasonable business practice and judgment.

5.4 Patent Acknowledgement. Company agrees that all packaging containing individual LICENSED PRODUCT(S) sold by Company, AFFILIATED COMPANIES and SUBLICENSEE(S) of Company will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country’s patent laws to the extent reasonably practical.

ARTICLE 6

REPRESENTATIONS

6.1 Duties of the Parties. JHU is not a commercial organization. It is an institute of research and education. Therefore, JHU has no ability to evaluate the commercial potential of any PATENT RIGHTS or LICENSED PRODUCT or other license or rights granted in this Agreement. It is therefore incumbent upon Company to evaluate the rights and products in question, to examine the materials and information provided by JHU, and to determine for itself the validity of any PATENT RIGHTS, its freedom to operate, and the value of any LICENSED PRODUCTS or other rights granted.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2 Representations by JHU. JHU warrants that (a) it has good and marketable title to its interest in the inventions claimed under PATENT RIGHTS with the exception of certain retained rights of the United States Government, which may apply if any part of the JHU research was funded in whole or in part by the United States Government and (b) that Johns Hopkins Technology Ventures has not granted any rights or licenses that may conflict with the rights and licenses granted herein. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 6.2, (I) COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE(S) AGREE THAT THE PATENT RIGHTS ARE PROVIDED “AS IS”, AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY, AND (II) JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE(S) ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEE(S) AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT AS DEFINED IN THIS AGREEMENT.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification. JHU and the Inventors would have no legal liability exposure to third parties if JHU did not license the LICENSED PRODUCT(S), and any royalties JHU and the Inventors may receive is not adequate compensation for such legal liability exposure. Therefore, JHU requires Company to protect JHU and Inventors from such exposure to the same manner and extent to which insurance, if available, would protect JHU and Inventors. Furthermore, JHU and the Inventors will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or its AFFILIATED COMPANIES or its SUBLICENSEE(S) or those operating for its account or third parties who purchase LICENSED PRODUCT(S) from any of the foregoing entities, develop, manufacture, market or practice the inventions of LICENSED PRODUCT(S). Therefore, Company, AFFILIATED COMPANY and SUBLICENSEE, each solely with respect to its own practice of such Inventions, shall indemnify, defend with counsel reasonably acceptable to JHU, and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

claim, demand or other action brought by a third party as a consequence of its own practice of said inventions, whether or not JHU or said Inventors, either jointly or severally, is named as a party defendant in any such lawsuit and whether or not JHU or the Inventors are alleged to be negligent or otherwise responsible for any injuries to persons or property, except and to the extent that such judgments, fees, expenses or other costs arise from or are related to (i) an alleged breach by JHU of any of the representations or warranties set forth in Paragraph 6.2, or (ii) JHU having granted conflicting rights under the PATENT RIGHTS to a third party. Practice of the inventions covered by LICENSED PRODUCT(S), by an AFFILIATED COMPANY, SUBLICENSEE, or an agent or a third party on behalf of or for the account of Company or by a third party who purchases LICENSED PRODUCT(S) from Company, shall be considered Company’s practice of said inventions for purposes of this Paragraph. The obligation of Company to defend and indemnify as set out in this Paragraph shall survive the termination of this Agreement, shall continue even after assignment of rights and responsibilities to an affiliate or sublicensee, and shall not be limited by any other limitation of liability elsewhere in this Agreement. JHU shall (a) provide prompt written notice to Company of any claim, demand or action arising out of the indemnified activities after JHU has knowledge of such claim, demand or action; (b) permit Company to assume full responsibility to investigate, prepare for and defend against any such claim or demand; (c) assist Company, at Company’s reasonable expense, in the investigation of, preparation for and defense of any such claim or demand; and (d) not compromise or settle such claim or demand without Company’s written consent.

ARTICLE 8

CONFIDENTIALITY

8.1 Confidentiality. If necessary, the parties will exchange information, which they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to the recipient, and to employ all reasonable efforts to maintain such information (“Confidential Information”) secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information, and in any event no less than a reasonable degree of care. Except in connection with the activities contemplated by this Agreement, Confidential Information disclosed by a party to the other party shall not be used by the receiving party and shall not be disclosed or revealed to anyone except employees, consultants, collaborators, investors and prospective investors of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly.

The obligations of this Paragraph 8.1 shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEE(S) provided such information of JHU by Company. JHU’s, Company’s, AFFILIATED COMPANIES, and SUBLICENSEES’ obligations under this Paragraph 8.1 shall extend until three (3) years after the termination of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2 Exceptions. The recipient’s obligations under Paragraph 8.1 shall not extend to any part of the information:

a.	that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

b.	that can be demonstrated, from written records to have been in the recipient’s possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

c.	that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

d.	that is demonstrated from written records to have been developed by or for the receiving party without reference to confidential information disclosed by the disclosing party.

8.3 Permitted Use. The receiving party may use or disclose Confidential Information of the disclosing party to the extent necessary to exercise its rights hereunder (including in the case of Company, commercialization and/or sublicensing of LICENSED PRODUCTS) or fulfill its obligations and/or duties hereunder and in filing for, prosecuting or maintaining any proprietary rights, prosecuting or defending litigation, complying with applicable governmental regulations and/or submitting information to tax, regulatory agencies or other governmental authorities; provided that if the receiving party is required by law to make any public disclosures of Confidential Information of the disclosing party, to the extent it may legally do so, it will give reasonable advance notice to the disclosing party of such disclosure and will use its reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure (whether through protective orders or otherwise).

8.4 Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party, except (a) as required by securities or other applicable laws or by the disclosure requirements of any securities exchange or other stock market on which a party’s securities are or are to be traded, (b) to prospective and other investors, SUBLICENSEES and acquirers and (c) to such party’s accountants, attorneys and other professional advisors. Additionally, Company consents to (i) JHU’s disclosure of the terms and conditions of this Agreement to all INVENTORS upon their request, and (ii) JHU’s acknowledging to third parties the existence of this Agreement and the extent of the licenses granted to LICENSEE and AFFILIATES under Article 3 hereof.

8.5 Right to Publish. JHU may publish manuscripts, abstracts or the like describing the inventions disclosed in the PATENT RIGHTS, subject to the terms set forth below. To avoid loss of patent rights as a result of premature public disclosure of patentable information and/or inadvertent disclosure of Company CONFIDENTIAL INFORMATION, JHU agrees to submit to Company, at least sixty (60) days prior to submission for publication or disclosure, materials intended for publication or disclosure describing the inventions disclosed in the PATENT

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RIGHTS. Company shall notify JHU within thirty (30) days of receipt of such materials whether or not Company (a) desires to file (or have filed) pursuant to Paragraph 4.1 a patent application on any invention disclosed in such materials to in order to protect such invention(s) in advance of publication or public disclosure or (b) believes that such materials contain CONFIDENTIAL INFORMATION of Company that Company wishes to have removed from the publication. In the event that Company informs JHU within such thirty (30) day period that it desires to file (or have filed) a patent application on any invention disclosed in such materials, JHU agrees to withhold publication and disclosure of such materials until such time as (i) a patent application claiming and disclosing such invention has been filed or, (ii) sixty (60) days have elapsed since the materials intended for publication or disclosure were submitted to Company for review, whichever occurs first. In the event that within such thirty (30) day period Company requests that JHU remove Company’s CONFIDENTIAL INFORMATION from such materials, JHU agrees to remove all CONFIDENTIAL INFORMATION identified by Company prior to making such filing or disclosure. Subject to foregoing, JHU and Inventors shall be free to publish manuscripts and abstracts or the like directed to work done at JHU related to the PATENT RIGHTS, KNOW-HOW AND MATERIALS.

ARTICLE 9

TERM & TERMINATION

9.1 Term. The term of this Agreement shall commence on the EFFECTIVE DATE and shall continue, in each country, until the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or if no patents issue then for a term of twenty (20) years from the EFFECTIVE DATE of this Agreement. Company’s license to the KNOW-HOW AND MATERIALS, as well as Company’s right to use JHU confidential information under Paragraph 8.1, shall survive the expiration, (but not an earlier termination) of this Agreement.

9.2 Termination By Either Party. This Agreement may be terminated by either party, in the event that the other party (a) files or has filed against it a petition under the Bankruptcy Act that is not dismissed within sixty (60) days, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets and such receivership is not terminated within sixty (60) days, or otherwise takes advantage of any statute or law designed for relief of debtors or (b) fails to perform or otherwise breaches any of its obligations hereunder, if, following the giving of notice by the terminating party of its intent to terminate and stating the grounds therefor, the party receiving such notice shall not have cured the failure or breach within sixty (60) days; provided, however, that in the event the party receiving the notice disputes the alleged failure to perform or breach in good faith, such sixty (60) day cure period shall commence upon determination by a court of competent jurisdiction (or arbitrator if the parties agree to arbitrate the matter) that the alleged failure to perform or breach exists. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the party giving notice of breach may have as a consequence of such failure or breach.

9.3 Termination by Company. Company may terminate this Agreement and the license granted herein, for any reason, upon giving JHU ninety (90) days written notice.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company may terminate its license with respect to any particular patent or patent application, or as to any particular LICENSED PRODUCT, with 60 days’ notice to JHU. From and after the effective date of a termination under this Paragraph 9.3 with respect to a particular patent or application, such patent(s) and patent application(s) in the particular country shall cease to be within the PATENT RIGHTS for all purposes of this Agreement, and all rights and obligations of Company under this Agreement with respect to such patent(s) and patent application(s) shall terminate and Exhibit D shall be considered amended accordingly. Company will not be required to reimburse JHU for patent costs incurred after the 60-day notice period for such patents or patent applications. From and after the effective date of a termination under this Paragraph 9.3 with respect to a particular LICENSED PRODUCT, the license granted under Paragraph 2.1 above shall terminate with respect to such LICENSED PRODUCT, and the same shall cease to be a LICENSED PRODUCT for all purposes of this Agreement. Upon a termination of this Agreement in its entirety under this Paragraph 9.3, all rights and obligations of the parties shall terminate, except as provided in Paragraph 9.4 below.

9.4 Obligations and Duties upon Termination. If this Agreement is terminated, both parties shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement. Upon termination, both parties shall cease any further use of the confidential information disclosed to the receiving party by the other party. Termination of this Agreement, for whatever reason, shall not affect the obligation of either party to make any payments for which it is liable prior to or upon such termination. Termination shall not affect JHU’s right to recover unpaid royalties, fees, reimbursement for patent expenses, or other forms of financial compensation incurred prior to termination. Upon termination Company shall submit a final royalty report to JHU and any royalty payments, fees, unreimbursed patent expenses and other financial compensation due JHU shall become immediately payable. Notwithstanding any other provision of this Agreement, upon termination of this Agreement, any sublicenses granted in accordance with Paragraph 2.2 shall survive and, upon request, each SUBLICENSEE shall become a direct licensee of JHU, provided that JHU’s obligations to SUBLICENSEE(S) are no greater than JHU’s obligations to Company under this Agreement and that such SUBLICENSEE’S obligations to JHU shall be no greater than Company’s obligations to JHU under this Agreement. Company shall provide written notice of such to each SUBLICENSEE(S) with a copy of such notice provided to JHU.

ARTICLE 10

MISCELLANEOUS

10.1 Use of Name.

10.1.1	Except as specifically permitted in Sections 16.2.3, 16.2.4 and 16.2.5 below, nothing contained in this Agreement confers any right to either party hereto to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the other party hereto (including any contraction, abbreviation or simulation of any of the foregoing).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.1.2	Unless otherwise required by law, LICENSEE is prohibited from using the name “The Johns Hopkins University” or the name of any affiliate of the Johns Hopkins University, including but not limited to The Johns Hopkins Health System Corporation, or any of its hospitals or affiliates, or the names of any of their respective faculty, employees, students or INVENTORS, in advertising, publicity, or other promotional activities, without JHU’s prior written approval of such use.

10.1.3	LICENSEE hereby grants JHU permission to include LICENSEE’s name and a link to LICENSEE’s website in JHU’s annual reports and on JHU’s website to showcase technology transfer-related stories.

10.1.4	JHU shall have the right to list LICENSEE and display the logotype or symbol of LICENSEE on JHU’s website and on JHU publications as a licensee startup company based upon JHU technology.

10.2 No Partnership. Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship between the parties other than that of a licensor/licensee. Neither party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.

10.3 Notice of Claim. Each party shall give the other or its representative immediate notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement or arising out of the practice of the inventions licensed hereunder.

10.4 Product Liability. Prior to initial human testing or first commercial sale of any LICENSED PRODUCT(S) as the case may be in any particular country, Company shall establish and maintain, covering the Company’s liability in each country in which Company, an AFFILIATED COMPANY or SUBLICENSEE(S) shall test or sell LICENSED PRODUCT(S), product liability or other appropriate insurance coverage in the minimum amount of [***] ($[***]) per claim and will annually present evidence to JHU that such coverage is being maintained. Upon JHU’s request, Company will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained. JHU shall be listed as an additional insured in Company’s said insurance policies. If such Product Liability insurance is underwritten on a ‘claims made’ basis, Company agrees that any change in underwriters during the term of this Agreement will require the purchase of ‘prior acts’ coverage to ensure that coverage will be continuous throughout the term of this Agreement.

10.5 Governing Law. This Agreement shall be construed, and legal relations between the parties hereto shall be determined, in accordance with the laws of the State of Maryland applicable to contracts solely executed and wholly to be performed within the State of Maryland without giving effect to the principles of conflicts of laws. Any disputes between the parties to this Agreement shall be brought in the state or federal courts of Maryland. Both parties agree to waive their right to a jury trial.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.6 Notice. All notices or communication required or permitted to be given by either party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail, return receipt requested, or sent by overnight courier providing evidence of delivery, such as Federal Express, to the other party at its respective address set forth below or to such other address as one party shall give notice of to the other from time to time hereunder. Mailed notices shall be deemed to be received on the third business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day.

If to Company:	Unity Biotechnology, Inc.
3280 Brisbane Blvd
Brisbane CA 94005
Attn: CEO
(415) 328-5504

If to JHU:	Director
Technology Ventures
Johns Hopkins University
100 N. Charles Street
5th Floor
Baltimore, MD 21201
Attn: Agrmt A30652

10.7 Compliance with All Laws. In all activities undertaken pursuant to this Agreement, both JHU and Company covenant and agree that each will in all material respects comply with such Federal, state and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.

10.8 Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein, except for the right to receive any remuneration hereunder, may be assigned by either party, in whole or in part, without the prior written consent of the other party, except that either party shall be free to assign this Agreement in connection with its merger or consolidation or any sale of substantially all of its assets without the consent of the other. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties hereto.

10.9 No Waivers; Severability. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal and unenforceable, the parties shall negotiate in good faith for a substitute term or provision which carries out the original intent of the parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.10 Entire Agreement; Amendment. Company and JHU acknowledge that they have read this entire Agreement and that this Agreement, including the attached Exhibits constitutes the entire understanding and contract between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herein. It is expressly understood and agreed that (i) there being no expectations to the contrary between the parties hereto, no usage of trade, verbal agreement or another regular practice or method dealing within any industry or between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement; and (ii) this Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

10.11 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, shall impair any such right, power or remedy to such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.12 Force Majeure. If either party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the parties to resume performance under this Agreement, provided however, that in no event shall such time extend for a period of more than one hundred eighty (180) days.

10.13 Further Assurances. Each party shall, at any time, and from time to time, prior to or after the EFFECTIVE DATE of this Agreement, at reasonable request of the other party, execute and deliver to the other such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

10.14 Survival. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the execution and/or termination hereof, or are prospective in nature, shall survive such execution and/or termination, as the case may be. This shall include Paragraphs 3.7 (Late Payments), 5.2 (Records), and Articles 6, 7, 8, 9, and 10.

10.15 No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.16 Headings. Article headings are for convenient reference and not a part of this Agreement. All Exhibits are incorporated herein by this reference.

10.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

IN WITNESS WHEREOF, this Agreement shall take effect as of the EFFECTIVE DATE when it has been executed below by the duly authorized representatives of the parties.

THE JOHNS HOPKINS UNIVERSITY	UNITY BIOTECHNOLOGY, INC.

/s/ Neil Veloso	/s/ Nathaniel David
Neil Veloso Executive Director Johns Hopkins Technology Ventures	Nathaniel David Title:

11/3/2016	11/3/2016
(Date)	(Date)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

I have read and agree to abide by the terms of this Agreement:

/s/ Jennifer Elisseeff	11/28/2016
Dr. Jennifer Elisseeff	Date

EXHIBIT A. LICENSE FEE & ROYALTIES.

EXHIBIT B. SALES & ROYALTY REPORT FORM.

EXHIBIT C. INTENTIONALLY LEFT BLANK.

EXHIBIT D. PATENT APPLICATIONS.

EXHIBIT E. FORM OF STOCK ISSUANCE AGREEMENT

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

FEES & ROYALTIES

1. Minimum Annual Royalties: The minimum annual royalties pursuant to Paragraph 3.1 are twelve thousand dollars ($[***]).

2. Royalties: The running royalty rate payable by Company under Paragraph 3.2 for NET SALES of ROYALTY PRODUCTS by Company, AFFILIATED COMPANIES and SUBLICENSEES is:

Portion of Annual Sales	Royalty Rate
[***]	[***]
>[***]	[***]

For clarity, no royalty shall be payable with respect to NET SALES of ROYALTY PRODUCTS unless at such time as the applicable NET SALES accrue, there is within the PATENT RIGHTS either a U.S. or EP patent containing a NEOCHONDROGENESIS CLAIM.

If Company, its AFFILIATED COMPANY or SUBLICENSEE is required to pay a third party amounts with respect to a ROYALTY PRODUCT under agreements for patent rights or other technologies which Company, its AFFILIATED COMPANY or SUBLICENSEE, determines are necessary to license or acquire with respect to such ROYALTY PRODUCT, Company may deduct such amount owing to such third parties (prior to any reductions) from the royalty owing to JHU for the sale of such ROYALTY PRODUCT. Notwithstanding the foregoing, in no event shall the total aggregate amount payable to JHU in any royalty period be reduced to less than [***] percent ([***]%) of the amounts that would otherwise be due JHU in such royalty period, and (b) Company shall not be entitled to deduct any royalties or other payments made under the Existing Agreements. If, in any royalty period, Company is not able to fully recover its [***] percent ([***]%) portion of the payments due to a third party, it shall be entitled to carry forward such right of off-set to future semi-annual periods with respect to the excess amount. As used herein, “Existing Agreements means (a) that certain Exclusive License Agreement between Company and the Mayo Foundation for Medical Education and Research originally entered into by the parties effective June 28th, 2013; (b) that certain Exclusive License Agreement between Company and the Buck Institute for Research on Aging originally entered into by the parties effective February 3rd, 2014; (c) that certain Exclusive License Agreement between Company and the Board of Trustees of the University of Arkansas originally entered into by the parties effective April 28th, 2015, and (d) the Ascentage Agreements, where “Ascentage Agreements” means (i) that certain Compound Library and Option Agreement entered into by and between Company and Ascentage Pharma Group Corp. Ltd., (“Ascentage”) as of February 2nd, 2016, (ii) that certain APG-1252 License Agreement entered into by and between Company and Ascentage as of February 2nd, 2016, and (iii) any Compound License Agreements entered into by and between Company and Ascentage as of the Effective Date of the definitive license agreement or at any time thereafter.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Partnership Proceeds: The percent of PARTNERSHIP PROCEEDS payable under Paragraph 3.3 is [***]%, provided that:

Company shall only be obligated to share [***]% of that portion of the PARTNERSHIP PROCEEDS that exceeds the then current aggregate amount spent by Company on the development of the LICENSED PRODUCTS included in such sublicense as of the date such PARTNERSHIP PROCEEDS were received; and

Company’s total payment obligations to JHU with respect to PARTNERSHIP PROCEEDS shall be capped at [***] U.S. Dollars (USD$[***]).

4. Equity Grant. Company shall issue to JHU 65,000 shares of Company common stock upon the first to occur of (i) acceptance for review by the U.S. Food and Drug Administration of a new drug application for a Royalty Product, or (ii) or acceptance for review by the European Medicines Agency of a marketing approval application for a Royalty Product. The events described in subsections (i) and (ii) above, each a “triggering event”.

Notwithstanding the foregoing, if at the time of the occurrence of the triggering event, there is not either a U.S. or EP patent within the PATENT RIGHTS containing a NEOCHONDROGENESIS CLAIM, then the issuance of shares of Company common stock shall be deferred until such time as there is a NEOCHONDROGENESIS CLAIM.

5. Milestones. The milestones payable under Paragraph 3.5 are:

Approval Milestones

(i)	[***] U.S. Dollars (USD$[***]) upon first receipt by Company, an AFFILIATED COMPANY or SUBLICENSEE of marketing approval for a ROYALTY PRODUCT from the U.S. Food and Drug Administration.

(ii)	[***] U.S. Dollars (USD$[***]) upon first receipt by Company, an AFFILIATED COMPANY or SUBLICENSEE of marketing approval for a ROYALTY PRODUCT from the European Medicines Agency.

(iii)	[***] U.S. Dollars (USD$[***]) upon first receipt by Company, an AFFILIATED COMPANY or SUBLICENSEE of marketing approval for a ROYALTY PRODUCT from the Ministry Health Labor and Welfare in Japan.

Notwithstanding the foregoing, in the event that at the time of achievement of one or more of the foregoing development milestones there is not either a U.S. or EP patent within the PATENT RIGHTS containing a NEOCHONDROGENESIS CLAIM, then payment of such milestones shall be deferred until such time as there is a NEOCHONDROGENESIS CLAIM.

Each of the foregoing development milestone payments shall be payable only once and the overall payments due with respect to the foregoing milestones shall in no event exceed [***] U.S. Dollars (USD$[***]).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sales Milestones

(i)	[***] U.S. Dollars (USD$[***]) upon the total annual royalty-bearing Net Sales for a ROYALTY PRODUCT on a worldwide basis first reaching $[***].

(ii)	[***] U.S. Dollars (USD$[***]) upon the total annual royalty-bearing Net Sales for a ROYALTY PRODUCT on a worldwide basis first reaching $[***].

(iii)	[***] U.S. Dollars (USD$[***]) upon the total annual royalty-bearing Net Sales for a ROYALTY PRODUCT on a worldwide basis first reaching $[***].

(iv)	[***] U.S. Dollars (USD$[***]) upon the total annual royalty-bearing Net Sales for a ROYALTY PRODUCT on a worldwide basis first reaching $[***].

Each of the foregoing sales milestone payments shall be payable only once and the overall payments due with respect to the foregoing milestones shall in no event exceed [***] U.S. Dollars (USD$[***]).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

QUARTERLY SALES & ROYALTY AND PARTNERSHIP PROCEEDS REPORT

FOR LICENSE AGREEMENT BETWEEN ___________________ AND

THE JOHNS HOPKINS UNIVERSITY DATED

FOR PERIOD OF                          TO

TOTAL ROYALTIES DUE FOR THIS PERIOD $___________________

PRODUCT ID	PRODUCT NAME	*JHU REFERENCE	1st COMMERCIAL SALE DATE	TOTAL NET SALES	ROYALTY RATE	AMOUNT DUE

Report of Partnership Proceeds:

Name of Sublicensee:

Date of Sublicense:

Partnership Proceeds Received:

Amount due:

*	Please provide the JHU Reference Number or Patent Reference

This report format is to be used to report quarterly royalty statements to JHU. It should be placed on Company letterhead and accompany any royalty payments due for the reporting period. This report shall be submitted even if no sales are reported.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C – INTENTIONALLY LEFT BLANK

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D – PATENT APPLICATIONS

C13890 –

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E – FORM STOCK ISSUANCE AGREEMENT

UNITY BIOTECHNOLOGY, INC.

RESTRICTED STOCK ISSUANCE AGREEMENT

This Restricted Stock Issuance Agreement (the “Agreement”) is made as of [ ], 20[ ] by and between Unity Biotechnology, Inc., a Delaware corporation (the “Company”), and The Johns Hopkins University, a Maryland corporation (the “Grantee”). Reference is made to that certain License Agreement effective as of [ ], 2016 by and between the Company and the Grantee (the “License Agreement”). Capitalized terms not otherwise defined herein shall have the applicable meaning in the License Agreement.

In consideration of the mutual covenants and representations set forth below, the Company and Grantee agree as follows:

1.    Grant of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to grant to Grantee, and Grantee agree to acquire from the Company, on the Closing (as defined below) [65,000] shares of the Company’s Common Stock, $0.0001 par value per share (the “Shares”). The number of shares is in full and complete satisfaction of the Company’s obligations under Section 3.4 of the License Agreement for achievement of the following Milestone Event: [INSERT MILESTONE EVENT].

2.    Closing. The transfer of the Shares shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and Grantee. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. As promptly after the Closing as practicable, the Company will issue a stock certificate, registered in the name of Grantee, reflecting the Shares.

3.    Restrictions on Transfer.

A.    Investment Representations and Legend Requirements. The Grantee hereby make the investment representations listed on Exhibit A to the Company as of the date of this Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. Grantee understand and agree that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK ISSUANCE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

B.    Stop-Transfer Notices. Grantee agree that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C.    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any acquirer or other transferee to whom such Shares shall have been so transferred.

D.    Lock-Up Period. Grantee hereby agree that Grantee shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall Grantee enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act of 1933, as amended (the “Securities Act”), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. Grantee further agree, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

4.    Company’s Right of First Refusal. Before any Shares acquired by the Grantee pursuant to this Agreement (or any beneficial interest in such Shares) may be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Grantee or any subsequent transferee (each a “Holder”), such Holder must first offer such Shares or beneficial interest to the Company and/or its assignee(s) as follows:

A.    Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed transferee; (iii) the number of Shares to be transferred to each proposed transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares; and (v) that by delivering the notice, the Holder offers all such Shares to the Company and/or its assignee(s) pursuant to this section and on the same terms described in the notice.

B.    Exercise of Right of First Refusal. At any time within 30 days after receipt of the Holder’s notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the proposed transferees, at the purchase price determined in accordance with Section 4.C.

C.    Purchase Price. The purchase price for the Shares purchased by the Company and/or its assignee(s) under this section shall be the price listed in the Holder’s notice. If the price listed in the Holder’s notice includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in its sole discretion.

D.    Payment. Payment of the purchase price shall be made, at the option of the Company and/or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company and/or its assignee(s), or by any combination thereof within 30 days after receipt by the Company of the Holder’s notice (or at such later date as is called for by such notice).

E.    Holder’s Right to Transfer. If all of the Shares proposed in the notice to be transferred to a given proposed transferee are not purchased by the Company and/or its assignee(s) as provided in this section, then the Holder may sell or otherwise transfer such Shares to that proposed transferee; provided that: (i) the transfer is made only on the terms provided for in the notice, with the exception of the purchase price, which may be either the price listed in the notice or any higher price; (ii) such transfer is consummated within 60 days after the date the notice is delivered to the Company; (iii) the transfer is effected in accordance

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with any applicable securities laws, and if requested by the Company, the Holder shall have delivered an opinion of counsel acceptable to the Company to that effect; and (iv) the proposed transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section. If any Shares described in a notice are not transferred to the proposed transferee within the period provided above, then before any such Shares may be transferred, a new notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal described in this section.

F.    Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this section, the transfer of any or all of the Shares during the Holder’s lifetime or on the Holder’s death by will or intestacy to (i) the Holder’s spouse; (ii) the Holder’s lineal descendants or antecedents, siblings, aunts, uncles, cousins, nieces and nephews (including adoptive relationships and step relationships), and their spouses; (iii) the lineal descendants or antecedents, siblings, cousins, aunts, uncles, nieces and nephews of Holder’s spouse (including adoptive relationships and step relationships), and their spouses; and (iv) a trust or other similar estate planning vehicle for the benefit of the Holder or any such person, shall be exempt from the provisions of this section; provided that, in each such case, the transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section; and provided further, that without the prior written consent of the Company, which may be withheld in the sole discretion of the Company, no more than three transfers may be made pursuant to this section, including all transfers by the Holder and all transfers by any transferee.

G.    Termination of Right of First Refusal. The right of first refusal contained in this section shall terminate as to all Shares acquired hereunder upon the earlier of: (i) the closing date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, and (ii) the closing date of a Change of Control pursuant to which the holders of the outstanding voting securities of the Company receive securities of a class registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. For purposes of this Agreement, a “Change of Control” means either: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or (ii) a sale of all or substantially all of the assets of the Company.

5.    General Provisions.

A.    Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.    Integration. This Agreement, including all exhibits hereto, together with the License Agreement, represents the entire agreement between the parties with respect to the acquisition of the Shares by the Grantee and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement and the License Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C.    Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D.    Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Grantee and their heirs, executors, administrators, successors and assigns.

E.    Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Grantee without the prior written consent of the Company. Any attempt by the Grantee without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

F.    Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

G.    Grantee Investment Representations and Further Documents. The Grantee agree upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

H.    Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I.    Rights as Stockholder. Subject to the terms and conditions of this Agreement, Grantee shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Grantee deliver a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement) and full payment for the Shares to the Company, and until such time as Grantee dispose of the Shares in accordance with this Agreement. Upon such transfer, Grantee shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Grantee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

J.    Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

K.    Reliance on Counsel and Advisors. Grantee acknowledge that Latham & Watkins LLP, is representing only the Company in this transaction. Grantee acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Grantee are relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

L.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(Signature page follows)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement.

COMPANY:

UNITY BIOTECHNOLOGY, INC.

By:
Name:	Dr. Nathaniel E. David
Title:	President and Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Grantee agrees to notify the Company of any change in its address below.

GRANTEE:

THE JOHNS HOPKINS UNIVERSITY

Name:
Title:

Address:

3400 N. Charles Street

Baltimore, Maryland, 21218-2695

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A to Stock Grant Agreement

INVESTMENT REPRESENTATION STATEMENT

GRANTEE	:	THE JOHNS HOPKINS UNIVERSITY
COMPANY	:	UNITY BIOTECHNOLOGY, INC.
SECURITY	:	COMMON STOCK

AMOUNT	:	[ ] SHARES
DATE	:	[ ]

In connection with the acquisition of the above-listed shares, The Johns Hopkins University represents to the Company as follows. For the sake of convenience of the parties, “I,” “me,” and “my” refer to The Johns Hopkins University.

1.    The Company may rely on these representations. I understand that the Company’s sale of the shares to me has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2.    I am purchasing for investment. I am purchasing the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being acquired and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3.    I can protect my own interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4.    I am informed about the Company. I am sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

5.    I recognize my economic risk. I realize that the acquisition of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.    I know that the shares are restricted securities. I understand that the shares are “restricted securities” in that the Company’s sale of the shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that:

A.    I must hold the shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B.    the Company is under no obligation to register any subsequent proposed resale of the shares by me; and

C.    the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7.    I am familiar with Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after my acquisition and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8.    I know that Rule 144 may never be available. I understand that the requirements of Rule 144 may never be met, and that the shares may never be saleable under the rule. I further understand that at the time I wish to sell the shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which may preclude me from selling the shares under Rule 144 even if the relevant holding period had been satisfied.

9.    I know that I am subject to further restrictions on resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.    I know that I may have tax liability due to the uncertain value of the shares. I understand that the Board of Directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my acquisition is substantially greater than the Board’s appraisal. I understand that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to me as of the acquisition date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability.

11.    Non-U.S. Investor. If I am not a United States person, I hereby represents that I am satisfied as to the full observance of the laws of my jurisdiction in connection with any invitation to receive the shares issuable pursuant to this Agreement, or any use of this Agreement, including (i) the legal requirements within my jurisdiction for the acquisition of the shares pursuant to this Agreement, (ii) any foreign exchange restrictions applicable to such receipt or transfer, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of such securities. My subscription for, and my continued beneficial ownership of the shares will not violate any applicable securities or other laws of my jurisdiction.

12.    Principal Place of Business. The address of a principal place of business of The Johns Hopkins University is set forth on the signature page below.

By signing below, the undersigned acknowledge their agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and their intent for the Company to rely on such statements in issuing the shares to me.

THE JOHNS HOPKINS UNIVERSITY

By:

Name:

Title:

Address of Grantee Principal Place of Business:

3400 N. Charles Street

Baltimore, Maryland, 21218-2695

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Certificate Of Completion

Envelope Id: 269313340F904A57A30CEB4D2A41F5C6		Status: Completed

Subject: Please DocuSign: A30652 JHU LIcense Agreement (final) VT1.pdf

Source Envelope:

Document Pages: 39	Signatures: 3	Envelope Originator:

Certificate Pages: 5	Initials: 2	[***] 3400 N Charles St Baltimore, MD 21218 [***] IP Address: [***]
AutoNav: Enabled
EnvelopeId Stamping: Enabled
Time Zone: (UTC-05:00) Eastern Time (US & Canada)

Record Tracking

Status: Original 11/2/2016 1:14:47 PM	Holder: [***] [***]	Location: DocuSign

Signer Events	Signature	Timestamp

[***]		Sent: 11/2/2016 1:21:40 PM

[***]		Viewed: 11/2/2016 1:21:44 PM

Agreement Management Coordinator		Signed: 11/2/2016 1:22:02 PM

Johns Hopkins University – Technology Ventures

Security Level: Email, Account Authentication (None)	Using IP Address: [***]

Electronic Record and Signature Disclosure: Not Offered via DocuSign ID:

[***]		Sent: 11/2/2016 1:22:03 PM

[***]		Viewed: 11/2/2016 2:36:19 PM

Security Level: Email, Account Authentication (None)		Signed: 11/2/2016 2:36:38 PM

Using IP Address: [***] Signed using mobile

Electronic Record and Signature Disclosure: Accepted: 11/2/2016 2:36:19 PM ID: [***]

Neil Veloso		Sent: 11/2/2016 2:36:39 PM

nveloso1@jhu.edu		Viewed: 11/3/2016 12:57:53 PM

Security Level: Email, Account Authentication (None)		Signed: 11/3/2016 1:01:08 PM

Using IP Address: [***]

Electronic Record and Signature Disclosure: Not Offered via DocuSign ID:

Nathaniel David		Sent: 11/3/2016 1:01:10 PM

nathaniel.david@unitybiotechnology.com		Viewed: 11/3/2016 1:37:40 PM

Security Level: Email, Account Authentication (None)		Signed: 11/3/2016 1:38:11 PM

Using IP Address: [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Electronic Record and Signature Disclosure:

Accepted: 11/3/2016 1:37:40 PM ID: [***]

Jennifer Elisseeff		Sent: 11/3/2016 1:38:12 PM

jhe@jhu.edu		Resent: 11/18/2016 7:19:39 AM

Security Level: Email, Account Authentication (None)		Viewed: 11/18/2016 10:17:02 AM Signed: 11/18/2016 10:19:25 AM

Using IP Address: [***]

Electronic Record and Signature Disclosure: Accepted: 11/1/2016 2:05:06 PM ID: [***]

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Notary Events		Timestamp

Envelope Summary Events	Status	Timestamps

Envelope Sent	Hashed/Encrypted	11/18/2016 7:19:39 AM

Certified Delivered	Security Checked	11/18/2016 10:17:02 AM

Signing Complete	Security Checked	11/18/2016 10:19:25 AM

Completed	Security Checked	11/18/2016 10:19:25 AM

Electronic Record and Signature Disclosure

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Johns Hopkins University – Technology Ventures (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through your DocuSign, Inc. (DocuSign) Express user account. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the ‘I agree’ button at the bottom of this document.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. For such copies, as long as you are an authorized user of the DocuSign system you will have the ability to download and print any documents we send to you through your DocuSign user account for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent using the DocuSign ‘Withdraw Consent’ form on the signing page of your DocuSign account. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use your DocuSign Express user account to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through your DocuSign user account all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

How to contact Johns Hopkins University - Technology Ventures:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To contact us by email send messages to: muntiet1@jhu.edu

To advise Johns Hopkins University – Technology Ventures of your new e-mail address

To let us know of a change in your e-mail address where we should send notices and disclosures electronically to you, you must send an email message to us at muntiet1@jhu.edu and in the body of such request you must state: your previous e-mail address, your new e-mail address. We do not require any other information from you to change your email address..

In addition, you must notify DocuSign, Inc to arrange for your new email address to be reflected in your DocuSign account by following the process for changing e-mail in DocuSign.

To request paper copies from Johns Hopkins University – Technology Ventures

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail to muntiet1@jhu.edu and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with Johns Hopkins University – Technology Ventures

To inform us that you no longer want to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your DocuSign account, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii. send us an e-mail to muntiet1@jhu.edu and in the body of such request you must state your e-mail, full name, IS Postal Address, telephone number, and account number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.

Required hardware and software

Operating Systems:	Windows2000? or WindowsXP?

Browsers (for SENDERS):	Internet Explorer 6.0? or above

Browsers (for SIGNERS):	Internet Explorer 6.0?, Mozilla FireFox 1.0, NetScape 7.2 (or above)

Email:	Access to a valid email account

Screen Resolution:	800 x 600 minimum

Enabled Security Settings:	• Allow per session cookies • Users accessing the internet behind a Proxy Server must enable HTTP 1.1 settings via proxy connection

**	These minimum requirements are subject to change. If these requirements change, we will provide you with an email message at the email address we have on file for you at that time providing you with the revised hardware and software requirements, at which time you will have the right to withdraw your consent.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Acknowledging your access and consent to receive materials electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please verify that you were able to read this electronic disclosure and that you also were able to print on paper or electronically save this page for your future reference and access or that you were able to e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format on the terms and conditions described above, please let us know by clicking the ‘I agree’ button below.

By checking the ‘I Agree’ box, I confirm that:

•	I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORD AND SIGNATURE DISCLOSURES document; and

•	I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and

•	Until or unless I notify Johns Hopkins University – Technology Ventures as described above, I consent to receive from exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by Johns Hopkins University – Technology Ventures during the course of my relationship with you.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.